UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

FOGO DE CHAO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14881 Quorum Drive

Dallas, TX 75254

(Address of Principal Executive Officers)

(972) 960-9533

Registrant’s telephone number, including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

New Credit Facility

On June 24, 2015, in connection with the closing of the initial public offering of common stock of Fogo de Chao, Inc., a Delaware corporation (“Fogo”), Brasa (Holdings) Inc., an indirect subsidiary of Fogo, as the borrower (the “Borrower”) and Brasa (Purchaser) Inc., a direct subsidiary of Fogo, consummated a refinancing of Fogo’s existing credit facilities pursuant to a Credit Agreement (the “Credit Agreement”), dated as of June 18, 2015, with Wells Fargo Bank, National Association, as administrative agent and swing line lender, the other lenders party thereto and the other parties thereto. The Credit Agreement and the associated guarantees and collateral arrangements are referred to as the “New Credit Facility.” The refinancing of Fogo’s existing credit facilities resulted in a termination of the agreements related to such facilities. See Item 1.02 of this Current Report on Form 8-K. Capitalized terms used in this Item 1.01 that are not defined in this Item have the meaning given in the Credit Agreement.

The Credit Agreement provides for (i) a $250.0 million revolving credit facility (the “Revolving Credit Facility”) and (ii) incremental facilities that may include (A) one or more increases to the amount available under the Revolving Credit Facility, (B) the establishment of one or more new revolving credit commitments and/or (C) the establishment of one or more term loan commitments, (the incremental facilities collectively referred to as “Incremental Facilities”). The loans under the Revolving Credit Facility mature on June 24, 2020. The obligations under the Credit Agreement are guaranteed by Holdings and substantially all of the Borrower’s wholly-owned domestic restricted subsidiaries, and are secured by associated collateral arrangements which grant a lien on substantially all of the Borrower’s and the guarantors’ assets, including fixed assets and intangibles and equity interests, subject to certain exceptions.

At the Borrower’s option, loans under the Revolving Credit Facility may be Base Rate Loans or Eurodollar Rate Loans and bear interest at a Base Rate or Eurodollar Rate, respectively, plus the Applicable Rate. The Base Rate is a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1.00%, (ii) the Prime Rate and (iii) the Eurodollar Rate applicable for an Interest Period of one (1) month plus 1.00%. The Eurodollar Rate is a rate per annum determined for the applicable interest period by reference to the London interbank offered rate administered by ICE Benchmark Administration and displayed by Reuters (or, if not available for any interest period, an interpolated rate determined by the Administrative Agent).

The Applicable Rate will be (i) in the case of any Base Rate Loan (including Swingline Loans), 1.00% and (ii) in the case of any Eurodollar Rate Loan, 2.00%; provided that, following delivery of financial statements pursuant to the Credit Agreement for the first full fiscal quarter ending after the closing date, the “Applicable Rate” for any Base Rate Loans (including Swingline Loans) or Eurodollar Rate Loan shall be between 50 and 150 basis points with respect to Base Rate Loans and between 150 and 250 basis points with respect to Eurodollar Rate Loans, depending on the Total Rent Adjusted Leverage Ratio.

Under the Credit Agreement, the Borrower and its restricted subsidiaries are subject to affirmative, negative and financial covenants, and events of default customary for facilities of this type (with customary grace periods, as applicable, and lender remedies). The covenants, among other things, restrict, subject to certain exceptions, the Borrower’s and each of its restricted subsidiary’s ability to (i) incur additional indebtedness, (ii) issue stock, (iii) create liens on assets, (iv) engage in mergers or consolidations, (v) sell assets, (vi) make investments, loans or advances, (vii) make certain acquisitions, (viii) engage in certain transactions with affiliates, (ix) authorize or pay dividends, (x) enter into certain restrictive agreements and (xi) change lines of business or fiscal year. In addition, the Borrower will be required to maintain two financial covenants, which include a maximum Total Rent Adjusted Leverage Ratio (at levels that may vary by quarter until maturity) and a minimum Consolidated Interest Coverage Ratio. Beginning with the third quarter ending September 27, 2015, these required ratios will be 5.50 to 1 and 2.00 to 1, respectively.

Upon consummation of the initial public offering, approximately $165 million was drawn under our New Credit Facility.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

1.02	Termination of a Material Definitive Agreement

On June 24, 2015, in connection with the closing of Fogo’s initial public offering and entry into the new Credit Agreement, Fogo terminated the following agreements:

(i) First Lien Credit Agreement dated as of July 20, 2012, among Brasa (Holdings) Inc. as Borrower, Brasa (Purchaser) Inc., as Holdings, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Jefferies Finance LLC and Golub Capital LLC, as Co-Syndication Agents, and the other Lenders party thereto;

(ii) Second Lien Credit Agreement dated as of July 20, 2012, among Brasa (Holdings) Inc. as Borrower, Brasa (Purchaser) Inc., as Holdings, Wilmington Trust, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A. and Jefferies Finance LLC as Co-Syndication Agents, and the other Lenders party thereto; and

(iii) Advisory Services Agreement dated as of July 20, 2012 by and among Brasa (Purchaser) Inc., Brasa (Holdings) Inc., Fogo de Chao Churrascaria (Holdings) Inc. and THL Managers VI, LLC.

In connection with the termination of the Advisory Services Agreement, Fogo paid a termination fee of $7.8 million.

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “New Credit Facility” is hereby incorporated by reference in this Item 2.03.

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 24, 2015, in connection with the closing of Fogo’s initial public offering, Fogo amended and restated its certificate of incorporation (as so amended, the “Amended and Restated Certificate of Incorporation”) and its bylaws (as amended, the “Amended and Restated Bylaws”). The terms of the Amended and Restated Certificate of Incorporation are substantially the same as the form of Amended and Restated Certificate of Incorporation previously filed as Exhibit 3.1 to Fogo’s Registration Statement on Form S-1 (File No. 333-203527) (the “Registration Statement”) and the terms of the Amended and Restated Bylaws are substantially the same as the form of Amended and Restated Bylaws previously filed as Exhibit 3.2 to the Registration Statement. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference in this Item 5.03

9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Credit Agreement, dated as of June 18, 2015, among Brasa (Holdings) Inc., as Borrower, Brasa (Purchaser) Inc., as Holdings, Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. as L/C Issuers and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015

By:	/s/ Lawrence J. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Credit Agreement, dated as of June 18, 2015, among Brasa (Holdings) Inc., as Borrower, Brasa (Purchaser) Inc., as Holdings, Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. as L/C Issuers and the other lenders party thereto